EXHIBIT 99.1

INVESTOR CONTACTS:
Universal Power Group, Inc                     Lambert, Edwards & Associates
469-892-1122                                   616-233-0500
Mimi Tan, SVP                                  Jeff Tryka, Ryan McGrath
tanm@upgi.com                                  rmcgrath@lambert-edwards.com
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                UNIVERSAL POWER GROUP ANNOUNCES DEPARTURE OF CFO

CARROLLTON, TEXAS--(BUSINESS WIRE) - DEC. 12, 2008 - Universal Power Group, Inc. (AMEX: UPG), a leading provider of third-party logistics and supply chain management services, and a distributor of batteries and power accessories, announced today that Ian Edmonds, Executive Vice President and COO of Universal Power Group, has been appointed interim CFO to replace Roger Tannery who resigned today from all of his positions with the Company to pursue other career opportunities.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries and power accessories to various markets. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, jump-starters, 12-volt accessories, solar panels, and security products. For more information, please visit the UPG website at WWW.UPGI.COM.